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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-33957 and 33-26041) pertaining to the PVC Container Corporation 1996 Incentive Stock Option Plans and in the related Prospectus of our report dated September 23, 2004, with respect to the consolidated financial statements and schedule of PVC Container Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2004.

MetroPark, New Jersey                           /s/ ERNST & YOUNG LLP
September 28, 2004